Exhibit 10.2

LASALLE NATIONAL LEASING CORPORATION

MASTER LEASE AGREEMENT

THIS MASTER LEASE AGREEMENT (this “Lease”) is made as of the 16th day of April, 2003, by and between LASALLE NATIONAL LEASING CORPORATION, its successors and assigns (“Lessor”), and PACER INTERNATIONAL, INC., its successors and permitted assigns (“Lessee”).

The parties agree that Lessee shall lease from Lessor the property (the “Equipment”) described in the Interim Equipment Schedules and Final Equipment Schedule(s) to be executed pursuant hereto (collectively, the “Equipment Schedule”), subject to the terms set forth herein, in the Riders attached hereto and in the Equipment Schedule. Certain definitions and construction of certain of the terms used herein are provided in Section 20 hereof. Each Equipment Schedule shall incorporate by reference the terms and conditions of this Lease. Each Equipment Schedule, incorporating by reference the terms and conditions of this Lease, shall constitute a separate instrument of lease.

1. TERM. The term of lease (the “Term”) with respect to any item of the Equipment shall consist of the Interim Term and Base Term (as such terms are defined therein) set forth in the Equipment Schedule relating thereto together with the Initial Renewal Term (if applicable), Second Renewal Term (as such terms are defined in Rider No. 1 attached hereto) (if applicable), the Build-Down Period (as such term is defined in Rider No. 2 attached hereto) (if applicable), and the six (6) month period after the expiration of the Build-Down Period (if applicable); provided, however, that this Lease shall be effective from and after the date of execution hereof.

2. RENT. Lessee shall pay Lessor rent for the use of the Equipment in the aggregate amounts specified in the Equipment Schedule, and all other amounts payable pursuant to this Lease, without prior notice or demand (provided, however, that Lessor shall endeavor to provide to Lessee an invoice approximately twenty-five (25) days prior to the date such payments are due) (such installments and other amounts, the “Rent”). Each Equipment Schedule constitutes a non-cancelable net lease, and Lessee’s obligation to pay Rent, and otherwise to perform its obligations under this Lease, each such Equipment Schedule and all of the other documents and agreements entered into in connection herewith (collectively, the “Lease Documents”), are and shall be absolute and unconditional and shall not be affected by any right of setoff, counterclaim, recoupment, deduction, defense or other right which Lessee may have against Lessor, the manufacturer or vendor of the Equipment (the “Suppliers”), or anyone else, for any reason whatsoever. Rent is payable as and when specified in the Equipment Schedule by mailing the same to Lessor at its address specified pursuant to this Lease, or by such other method as may from time to time be directed by Lessor or its assignee in writing; and payments of Rent shall be effective upon receipt. Time is of the essence. If any Rent is not paid on the due date, Lessor may collect, and Lessee agrees to pay, a charge (the “Late Charge”) calculated as the product of the late charge rate specified in the Equipment Schedule (the “Late Charge Rate”) and the amount in arrears for the period such amount remains unpaid after the original due date. Lessor expressly acknowledges and agrees that nothing contained in this Section 2 shall constitute a waiver by the Lessee of any of its rights under this Lease, the Equipment Schedule or any of the other Lease Documents or of its right to assert and sue upon any claims it may have against Lessor or any other Person in one or more separate actions so long as such claims or actions in no way diminish or discharge Lessee’s obligation to pay rent, and otherwise to perform its obligations under the Lease Documents without any right of setoff, counterclaim, recoupment, deduction, or defense.

3. REPRESENTATIONS AND WARRANTIES. (a) Representations and Warranties of Lessee. Lessee represents and warrants that: (i) Lessee is a corporation duly organized and validly existing in good standing under the laws of the State of Tennessee. (ii) The execution, delivery and performance of this Lease, the Equipment Schedule and all related instruments and documents: (A) have been duly authorized by all necessary corporate action on the part of Lessee; (B) do not require the approval of any stockholder, trustee or holder of any obligations of Lessee except such as have been duly obtained; and (C) do not and will not contravene any law, governmental rule, regulation or order now binding on Lessee, or the charter or by-laws of Lessee, or contravene the provisions of, or constitute a default under, or result in the creation of any lien or encumbrance upon the property of Lessee under, any indenture, mortgage, contract or other agreement to which Lessee is a party or by which it or its property is bound. (iii) This Lease, the Equipment Schedule and all related instruments and documents, when entered into, will constitute legal, valid and binding obligations of Lessee enforceable against Lessee in accordance with the terms thereof, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally, and except as such enforceability may be subject to the application of equitable principles, legal or equitable. (iv) There are no actions, suits or proceedings pending to which Lessee is a party, and there are no other actions, suits or proceedings threatened of which Lessee has knowledge, before any court, arbitrator or administrative agency, which, either individually or in the aggregate have a Material Adverse Effect. As used herein, “Material Adverse Effect” shall mean (1) a materially adverse effect on the business, condition (financial or otherwise), operations, performance or properties of Lessee, or (2) a material impairment of the ability of Lessee to perform its obligations under or to remain in compliance with the Lease Documents. Further, to the best of its knowledge, Lessee is not in default under any obligation for the payment of borrowed money, for the deferred purchase price of property or for the payment of any rent under any lease agreement which, either individually or in the aggregate, would have the same such effect. (v) The financial statements of Lessee (copies of which have been furnished to Lessor) have been prepared in accordance with generally accepted accounting principles consistently applied (“GAAP”), and fairly present Lessee’s financial condition and the results of its operations as of the date of and for the period covered by such statements, and since the date of such statements there has been no material adverse change in such conditions or operations. (vi) Lessee’s name, jurisdiction of organization, Federal Employer Identification Number and Organizational Number specified below the signature of Lessee are true and correct, and the address stated below the signature of Lessee is the chief place of business and chief executive office of Lessee.

(b) Representations and Warranties of Lessor: Lessor represents and warrants: (i) Lessor is a corporation duly organized and validly existing in good standing under the law of the State of Delaware. (ii) The execution, delivery and performance of the Lease Documents: (A) have been duly authorized by all necessary corporate action on the part Lessor: (B) do not require the approval of any stockholder, trustee or holder of any obligations of Lessor except such as had been duly obtained. (iii) This Lease, the Equipment Schedule and all related instruments and documents, when entered into, will constitute legal, valid and binding obligations of Lessor enforceable against Lessor in accordance with the terms thereof, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally, and except that such enforceability may be subject to the application of equitable principles in any proceeding, legal or equitable.

4. CONDITIONS PRECEDENT. Lessor’s obligations under each Equipment Schedule, including its obligation to purchase and lease any Equipment to be leased thereunder, are conditioned upon satisfaction of the following conditions:

(a) Lessor having received the following, in form and substance satisfactory to Lessor: (1) evidence as to due compliance with the insurance provisions hereof; (2) UCC financing statements in respect of the Equipment; (3) a certificate of Lessee’s Assistant Secretary certifying: (i) resolutions of Lessee’s Board of Directors duly authorizing the leasing of the Equipment hereunder and the execution, delivery and performance of the Lease Documents, and (ii) the incumbency and signature of the officers of Lessee authorized to execute such documents; (4) the only manually executed original of the Equipment Schedule and all other Lease Documents; and (5) all purchase documents pertaining to the Equipment (collectively, the “Supply Contract”).

(b) All representations and warranties provided in favor of Lessor in any of the Lease Documents shall be true and correct on the effective date of such Equipment Schedule with the same effect as though made as of such date (Lessee’s execution and delivery of the Equipment Schedule shall constitute an acknowledgment of the same).

(c) There shall be no Default or Event of Default under the Equipment Schedule or any other Lease Documents. The Equipment shall have been delivered to and accepted by Lessee, and shall be in the condition and repair required hereby; and on the effective date of the Equipment Schedule, Lessor shall have received good title to the Equipment to be leased thereunder, free and clear of any Lien or encumbrance of any kind.

5. COVENANTS. Lessee covenants and agrees as follows: (a) Lessee will furnish Lessor (1) within one hundred twenty (120) days after the end of each fiscal year of Lessee, a balance sheet of Lessee as at the end of such year, and the related statement of income and statement of changes in financial position of Lessee for such fiscal year, prepared in accordance with GAAP, all in reasonable detail and certified by independent certified public accountants of nationally recognized standing selected by Lessee (it being agreed that if Lessee files a Form 10-K with the Securities and Exchange Commission, that delivery of such Form 10-K shall be deemed to satisfy the requirements of this Section 5(a)(1)); and (2) within sixty (60) days after the end of each quarter of Lessee’s fiscal year, a balance sheet of Lessee as at the end of such quarter, and the related statement of income and statement of changes in financial position of Lessee for such quarter, prepared in accordance with GAAP (it being agreed that if Lessee files a Form 10-Q with the Securities and Exchange Commission, that delivery of such Form 10-Q shall be deemed to satisfy the requirements of this Section 5(a)(2)). (b) Lessee will duly execute and deliver to Lessor such further documents, instruments, assurances and other records and take such further action as Lessor may from time to time reasonably request and as may be required in order to effectively carry out the intent and purpose of this Lease and to establish and protect the rights and remedies created or intended to be created in favor of Lessor under the Lease Documents (including, without limitation, such UCC financing statements as reasonably may be required by Lessor in connection with any relocation of the Equipment in accordance with the terms hereof, if any). (c) Lessee shall provide written notice to Lessor: (1) not less than thirty (30) days prior to any contemplated change in the name, the jurisdiction of organization, or address of the chief executive office, of Lessee; (2) promptly upon the occurrence of any Event of Default (as hereinafter defined) or event which, with the lapse of time or the giving of notice, or both, would become an Event of Default (a “Default”); and (3) promptly upon Lessee becoming aware of any alleged violation of applicable law relating to the Equipment or this Lease.

6. DELIVERY; INSPECTION AND ACCEPTANCE BY LESSEE. Upon delivery, Lessee shall inspect the Equipment and, to the extent the Equipment conforms to the condition required by the applicable Supply Contract, accept the Equipment and shall execute and deliver to Lessor an Interim Equipment Schedule containing a complete description of the item of Equipment accepted; whereupon, as between Lessor and Lessee, the same shall be deemed to have been finally accepted by Lessee pursuant to this Lease. If Lessee shall, for reasonable cause, refuse to accept delivery of any item of the Equipment, Lessor shall assign to Lessee all rights under the Supply Contract and Lessee shall assume all obligations as purchaser of such item of Equipment. Upon completion of delivery of the Equipment to be leased hereunder, Lessee shall execute and deliver to Lessor one or more Final Equipment Schedules which shall replace in their entirety the Interim Equipment Schedules.

7. DISCLAIMER OF WARRANTIES. LESSOR IS NOT A SELLER, SUPPLIER OR MANUFACTURER (AS SUCH TERMS ARE DEFINED OR USED, AS THE CASE MAY BE, IN THE UCC), OR DEALER, NOR A SELLER’S OR A DEALER’S AGENT. THE EQUIPMENT IS LEASED HEREUNDER “AS IS”, AND LESSOR HAS NOT MADE, AND HEREBY DISCLAIMS LIABILITY FOR, AND LESSEE HEREBY WAIVES ALL RIGHTS AGAINST LESSOR RELATING TO, ANY AND ALL WARRANTIES, REPRESENTATIONS OR OBLIGATIONS OF ANY KIND WITH RESPECT TO THE EQUIPMENT, EITHER EXPRESS OR IMPLIED, ARISING BY APPLICABLE LAW OR OTHERWISE, INCLUDING ANY OF THE SAME RELATING TO OR ARISING IN OR UNDER (a) MERCHANTABILITY OR FITNESS FOR PARTICULAR USE OR PURPOSE, (b) COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OR TRADE, OR (c) TORT (WHETHER OR NOT ARISING FROM THE ACTUAL, IMPLIED OR IMPUTED NEGLIGENCE OF LESSOR OR STRICT LIABILITY) OR THE UCC (INCLUDING ARTICLE 2A, AS HEREINAFTER DEFINED) OR OTHER APPLICABLE LAW WITH RESPECT TO THE EQUIPMENT, INCLUDING ITS TITLE OR FREEDOM FROM LIENS, FREEDOM FROM TRADEMARK, PATENT OR COPYRIGHT INFRINGEMENT, FREEDOM FROM LATENT DEFECTS (WHETHER OR NOT DISCOVERABLE), CONDITION, MANUFACTURE, DESIGN, SERVICING OR COMPLIANCE WITH APPLICABLE LAW; it being agreed that all such risks, as between Lessor and Lessee, are to be borne by Lessee; and Lessor’s agreement to enter into this Lease and any Equipment Schedule is in reliance upon the freedom from and complete negation of liability or responsibility for the matters waived and disclaimed herein. Lessor is not responsible for any direct, indirect, incidental or consequential damage to or losses resulting from the installation, operation or use of the Equipment or any products manufactured thereby. All assignable warranties made by the Supplier to Lessor are hereby assigned to Lessee for and during the term of this Lease and Lessee agrees to resolve all such claims directly with the Supplier. Lessor fully shall cooperate with Lessee with respect to the resolution of such claims, in good faith and by appropriate proceedings at Lessee’s expense. Any such claim shall not affect in any manner the unconditional obligation of Lessee to make Rent payments hereunder.

8. USE AND MAINTENANCE. (a) Lessee shall: (1) have the unrestricted right to use the Equipment in its operations and to place the Equipment in an interchange program within the United States, Mexico and Canada;

(2) use the Equipment (or cause the Equipment to be used) in the conduct of its business, for the purpose for which the Equipment was designed, in a careful and proper manner, and shall not permanently discontinue use of a substantial portion of the Equipment; (3) operate, maintain, service and repair the Equipment, and maintain (or shall cause the Equipment to be operated, maintained, serviced and repaired, and shall cause to be maintained) all records and other materials relating thereto, (i) in accordance and consistent with (A) the requirements of all applicable insurance policies, (B) the Supply Contract, so as to preserve all of Lessee’s and Lessor’s rights thereunder, including all rights to any warranties, indemnities or other rights or remedies, (C) the Institute of International Container Lessors (“IICL”) Standard 5, and in compliance with all applicable laws, and (D) to no lesser standard than that employed by Lessee for comparable equipment owned or leased by it; and (ii) shall not discriminate against the Equipment with respect to scheduling of maintenance, parts or service; and (4) not attach or incorporate the Equipment to or in any other item of equipment in such a manner that the Equipment may be deemed to have become an accession to or a part of such other item of equipment. (b) Within a reasonable time, Lessee will replace any parts of the Equipment which become worn out, lost, destroyed, damaged beyond repair or otherwise permanently rendered unfit for use, by new or reconditioned replacement parts which are free and clear of all liens, encumbrances or rights of others and have a value, utility and remaining useful life at least equal to the parts replaced. Any modification or addition to the Equipment which is required by law (a “Required Modification”) shall be made by Lessee, at its expense. Lessee shall be permitted at any time to request that Lessor finance any Required Modification; provided that Lessor may, in its sole discretion, refuse such financing request of Lessee; provided further, however, that Lessor’s refusal to finance any Required Modification shall in no way excuse Lessee’s performance of its obligations under this Lease. Title to all parts, improvements and additions to the Equipment immediately shall vest in Lessor, without cost or expense to Lessor or any further action by any other Person, and such parts, improvements and additions shall be deemed incorporated in the Equipment and subject to the terms of this Lease as if originally leased hereunder, if such parts are required by law or are otherwise essential to the operation of the Equipment or cannot be detached from the Equipment without materially interfering with the operation of the Equipment or adversely affecting the value, utility and remaining useful life which the Equipment would have had without the addition thereof. Lessee shall not make any material alterations to the Equipment without the prior written consent of Lessor. (c) Upon forty-eight (48) hours’ notice, Lessee shall use its reasonable best efforts to afford Lessor access to the premises where the Equipment is located for the purpose of inspecting such Equipment and all applicable maintenance or other records at any reasonable time during normal business hours, provided that such inspection shall be at the sole risk of Lessor and shall be conducted in such a manner as to not disrupt the normal operation of the Equipment; provided, however, if a Default or Event of Default shall have occurred and then be continuing, no notice of any inspection by Lessor shall be required. If any discrepancies are found as they pertain to the general condition of the Equipment, Lessor will communicate these discrepancies to Lessee in writing. Lessee shall then have thirty (30) days to rectify these discrepancies at its sole expense. Lessee shall pay all expenses of a re-inspection by Lessor’s appointed representative, if corrective measures were required. (d) Lessee may cause the Equipment to be lettered with the names or initials or other insignia customarily used by Lessee or any permitted sublessee of equipment used by it of the same or similar type.

9. FEES AND TAXES. (a) To the extent permitted by law, Lessee shall file any necessary report and return for, shall pay promptly when due, shall otherwise be liable to reimburse Lessor (on an after-tax basis, taking into account all relevant, current, and future tax costs and benefits) for, and agrees to indemnify and hold Lessor harmless from: (1) all titling, filing, publication, recordation, documentary stamp and other fees; and (2) taxes (other than taxes calculated solely on the basis of net income), assessments and all other charges or withholdings of any nature (together with any penalties, fines or interest thereon); relating to the Equipment or this Lease or the delivery, acquisition, ownership, use, operation, substitution, leasing or subleasing of the Equipment, or upon the rentals payable hereunder, whether the same be assessed to Lessor or Lessee, provided that Lessee shall not be required to pay, or to reimburse or indemnify Lessor for, any of the following: (i) any tax imposed on or with respect to or measured by the gross or net income, gross receipts, capital, net worth or franchise of Lessor or the conduct of business by Lessor unless (A) such tax is a sales, use, rental, goods and services or similar tax, or (B) such tax is imposed by a jurisdiction outside the United States of America, or a jurisdiction within the United States of America in which Lessor would not have otherwise been subject to tax, as the result of the use, operation or presence of any Equipment or any activity of Lessee, any permitted Sublessee or any other permitted user of any Equipment in such jurisdiction; (ii) any tax imposed on or with respect to any sale, assignment, transfer or other disposition by Lessor of any interest in any Equipment or this Lease or any Equipment Schedule unless caused by an Event of Loss with respect to such Equipment or by an exercise of remedies after the occurrence of a Default, or unless made at the request of Lessee; (iii) any tax imposed with respect to any Equipment for any period after the expiration or earlier termination of this Lease with respect to such Equipment and the return of such Equipment (if and as required by this Lease) to Lessor; (iv) any interest or penalty resulting from the failure of Lessor to file any tax return or other tax document, or to pay any tax, in a timely and proper manner unless such failure results from the failure by Lessee to perform its obligations under this Lease; (v) any tax to the extent such tax would not have been incurred but for, or is increased as a result of, (A) the gross negligence or willful misconduct of Lessor, (B) any sale-leaseback, loan, assignment of receivables or other transaction between Lessor and a third party with respect to any Equipment, this Lease or any Equipment Schedule; and (vi) any United States federal withholding tax. Upon request, Lessor shall furnish to Lessee all documentation and other information reasonably necessary to file such reports and returns and to pay the amount of such fees, taxes or other sums then due; provided, however, nothing contained herein shall require that Lessor deliver copies of tax returns or other information that it considers (in its sole discretion) confidential; provided further, that to the extent such information which is not disclosed by Lessor after request from Lessee is reasonably necessary to permit Lessee to contest fees, taxes or other sums or to determine the amount of the fees, taxes or other sums to be paid, if such information is not provided by Lessor to Lessee, Lessee shall not be required to indemnify Lessor for the amount of such fees, taxes or other sums.

(b) If any report, return or property listing, or any fee, tax or assessment for which Lessee is required to indemnify Lessor pursuant to sub-part (a) hereof (“Imposition”) is, by law, required to be filed by, assessed or billed to, or paid by, Lessor, Lessee at its own expense will do all things required to be done by Lessor (to the extent permitted by law) in connection therewith and is hereby authorized by Lessor to act on behalf of Lessor in all respects, including (but not limited to) the contest or protest, in good faith and by appropriate proceedings, of the validity of any Imposition or of the amount thereof, and Lessor agrees to notify Lessee promptly in writing of Lessor’s receipt of any assessment, bill or other claim by any taxing authority for any such Imposition, provided that (x) Lessor’s failure to provide such notice shall not relieve Lessee of its obligations under this Section 11 unless such failure precludes a contest of such Imposition, (y) Lessor will have the right to elect (by giving Lessee written notice of such election together with Lessor’s notice of receipt of such claim) to control any contest of such Imposition that may result in any material unindemnified loss, cost or expense to Lessor, and (z) Lessee shall not be permitted to contest any such claim unless the amount of the Imposition that is the subject of such claim (plus the amount of all other Impositions that may be asserted with respect to the Equipment in the same or any other tax period) exceeds Ten Thousand Dollars ($10,000). Lessor agrees to cooperate with Lessee in any such contest unless such cooperation would cause any material unindemnified loss, cost or expense to Lessor, and Lessee agrees promptly to indemnify Lessor for all reasonable expenses incurred by Lessor in the course of such cooperation. An Imposition shall be paid, subject to refund proceedings, if failure to pay would create a material danger of the sale, forfeiture or loss of the Equipment or any interest therein. If Lessor obtains a refund of any Imposition which has been paid (by Lessee, or by Lessor and for which Lessor has been reimbursed by Lessee), Lessor shall promptly pay such refund to Lessee, provided that Lessor shall not be required to pay such refund to Lessee if a Default is continuing unless and until such Default ceases to exist, provided further that the amount payable by Lessor under this sentence shall not exceed the amount paid by Lessee with respect to such Imposition. To the extent that any tax liability of Lessor for which Lessee is not required to indemnify Lessor is reduced as a result of an Imposition which Lessee has paid or for which Lessee has indemnified Lessor, Lessor shall pay to Lessee the amount of such tax savings plus the amount of any additional tax savings resulting from such payment, provided that (i) the amount payable by Lessor under this sentence shall not exceed the amount paid by Lessee with respect to such Imposition and (ii) Lessor shall not be required to make any such payment if a Default has occurred and is continuing unless and until such Default ceases to exist. Lessee shall indemnify Lessor for any refund or tax saving paid by Lessor to Lessee which subsequently becomes disallowed or recaptured. Lessee will cause all billings of such charges to Lessor to be made to Lessor in care of Lessee (to the extent permitted by applicable law) and will, in preparing any report or return required by law with respect to any Imposition (to the extent permitted on such report or return), show the ownership of the Equipment in Lessor, and shall send a copy of any such report or return to Lessor. If Lessee fails to pay any such Impositions when due, except any Imposition being contested in good faith and by appropriate proceedings as above provided for a reasonable period of time, Lessor at its option may do so, in which event the amount so paid (including any penalty or interest incurred as a result of Lessee’s failure), plus interest thereon at the Late Charge Rate shall be paid by Lessee to Lessor with the next periodic payment of rent. (c) As used herein, the term “Lessor” shall mean and include Lessor and the consolidated Federal taxpayer group of which Lessor is a member; Lessor shall cause each entity that is directly or indirectly in control of, is controlled by, or is under common control with, Lessor (an “Affiliate”) to comply with the obligations of “Lessor” under this Section 9. At Lessee’s written request, Lessor’s calculation of an indemnity payment under this Section 9 which is at least Fifty Thousand Dollars ($50,000) shall be submitted to a nationally recognized public accounting firm selected by Lessor reasonably acceptable to Lessee to verify the accuracy of

Lessor’s calculations. If Lessee pays an indemnity payment before completion of such review, appropriate adjustments will be made after completion of the review to take into account any redetermination of such indemnity made by the accounting firm. Lessee shall pay the fees and expenses charged by the accounting firm for such review unless such an accounting firm concludes that the indemnity payment calculated by Lessor exceeds the indemnity payment properly due by an amount exceeding 10% of the indemnity payment calculated by Lessor.

10. INTENT, TITLE AND LIENS. (a) The parties intend and agree that the Equipment shall remain personal property, and that Lessor’s title thereto not be impaired, notwithstanding the manner in which it may be affixed to any real property. (b) It is the express intention of the parties hereto that (1) each Equipment Schedule, incorporating by reference the terms of this Lease, constitutes a true “lease” and a “finance lease” as such terms are defined in the UCC Article 2A—Leases (“Article 2A”) and not a sale or retention of a security interest; and (2) title to the Equipment shall at all times remain in Lessor, and Lessee shall acquire no ownership, property, rights, equity, or interest other than a leasehold interest, solely as Lessee subject to the terms and conditions hereof. If, notwithstanding the express intent of the parties, a court of competent jurisdiction determines that any Equipment Schedule is not a true lease, but is rather a sale and extension of credit, a lease intended for security, a loan secured by the Equipment specified in such Equipment Schedule, or other similar arrangement, the parties agree that in such event: (i) (A) in order to secure the prompt payment and performance as and when due of all of Lessee’s obligations (both now existing and hereafter arising) hereunder and under each such Equipment Schedule, Lessee shall be deemed to have granted, and it hereby grants, to Lessor a first priority security interest in the following (whether now existing or hereafter created): the Equipment leased pursuant to such Equipment Schedule and all replacements, substitutions, accessions, and proceeds (cash and non-cash), including the proceeds of all insurance policies, thereof, and (B) Lessee agrees that with respect to the Equipment, in addition to all of the other rights and remedies available to Lessor hereunder upon the occurrence of an Event of Default, Lessor shall have all of the rights and remedies of a first priority secured party under the Uniform Commercial Code, as the same may be in effect in any applicable jurisdiction (“UCC”). For purposes of this sub-part (b), this Lease, the Equipment Schedule, or a photocopy of either thereof may be filed as a financing statement under the UCC. Lessee hereby acknowledges and agrees that, to the extent that Lessor’s participation in any purchase and lease of an item or items of Equipment pursuant to this Lease constitutes a financing of Lessee’s acquisition of such item or items of Equipment, Lessee’s repayment of the amounts of such financing shall apply on a “first-in/first-out” basis so that portions of the amounts of such financing used to purchase such item or items of Equipment shall be deemed repaid in the chronological order of the use of such amounts to purchase the same. (c) Lessee further agrees to maintain the Equipment free from all claims, liens, attachments, rights of others and legal processes (“Liens”) of creditors of Lessee or any other Persons, other than Liens for: (1) fees, taxes, levies, duties or other governmental charges of any kind, Liens of mechanics, materialmen, laborers, employees or suppliers and similar Liens arising by operation of law incurred by Lessee in the ordinary course of business for sums that are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof (provided, however, that such proceedings do not involve any substantial danger (as determined in Lessor’s sole reasonable discretion) of the sale, forfeiture or loss of the Equipment or any interest therein); (2) Liens arising out of any judgments or awards against Lessee with respect to which a stay of execution has been obtained pending an appeal or proceeding for review; (3) Liens for taxes of Lessor for which Lessee has no indemnification obligation pursuant to this Lease; and (4) Liens created by or through Lessor (such Liens in clauses (1) and (4) being hereinafter referred to as “Permitted Liens”). Lessee will defend, at its own cost and expense, Lessor’s title to the Equipment from such claims, Liens or legal processes (other than Permitted Liens). Lessee shall also notify Lessor promptly upon receipt of notice of any Lien (other than Permitted Liens) affecting the Equipment in whole or in part.

11. LOSS, DESTRUCTION, REQUISITION, ETC.

(a) Lessee hereby assumes the risk of direct and consequential loss and damage to the Equipment. Except as otherwise provided herein, no loss or damage to the Equipment or any part thereof shall release or impair any obligations of Lessee under this Lease. Lessee agrees that Lessor shall not incur any liability to Lessee for any loss of business, loss of profits, expenses, or any other damages resulting to Lessee by reason of any failure of or delay in delivery or any delay caused by any non-performance, defective performance, or breakdown of the Equipment, nor shall Lessor at any time be responsible for personal injury or the loss or destruction of any other property resulting from the Equipment. In the event of loss or damage to any Equipment which does not constitute an Event of Loss (as hereinafter defined), Lessee shall, at its sole cost and expense, promptly repair and restore such Equipment to the condition required by this Lease. Provided that Lessee is not then in Default, upon receipt of evidence reasonably satisfactory to Lessor of completion of such repairs, Lessor will apply any insurance proceeds received by Lessor on account of such loss to the cost of repairs.

(b) In the event that any Equipment (i) shall suffer destruction, damage, contamination or wear which, in Lessee’s good faith opinion, makes repair uneconomic or renders such Equipment unfit for commercial use, (ii) shall suffer theft or disappearance, (iii) shall be permanently returned to the manufacturer pursuant to any patent indemnity provisions, (iv) shall have title thereto taken or appropriated by any governmental authority under the power of eminent domain or otherwise, (v) shall be taken or requisitioned for use by any governmental authority (other than the United States government or any agency or instrumentality thereof) under the power of eminent domain or otherwise, (vi) shall be taken or requisitioned for use by the United States government or any agency or instrumentality thereof and such taking or requisition is continuing on the last day of the term of this Lease or (vii) shall become obsolete or not usable for the purposes for which it was placed in service (any such occurrence being hereinafter called an “Event of Loss”), Lessee, in accordance with the provisions hereof, shall promptly and fully inform Lessor of such Event of Loss.

(c) Upon the occurrence of an Event of Loss with respect to any Equipment, Lessee shall within thirty (30) days thereafter notify Lessor of such Event of Loss and of its election to perform one of the following options (it being agreed that if Lessee shall not have given notice of said election within said thirty (30) day period, or if providing Replacement Equipment (as hereinafter defined) could cause adverse tax consequences to Lessor, Lessee shall be deemed to have elected to perform the option set forth in the following paragraph (ii)):

(i) as promptly as practicable, and in any event on or before the Business Day (as hereinafter defined) next preceding the sixtieth (60th) day next following the date of such notice, in replacement for such Equipment, Lessee shall convey or cause to be conveyed to Lessor equipment (“Replacement Equipment”) to be leased to Lessee hereunder, such Replacement Equipment to be free and clear of all Liens (other than Permitted Liens), to be of a similar make and model to the Equipment so replaced and to have a fair market value, utility and remaining useful life at least equal to the Equipment so replaced (assuming such Equipment was in the condition required to be maintained by the terms of this Lease); provided that, if Lessee shall not perform its obligation to effect such replacement under this paragraph (i) during the period of time provided herein, then Lessee shall pay on the next succeeding date for the payment of rent to Lessor the amounts specified in paragraph (ii) below; provided, further that, if Lessee is diligently undertaking to convey such Replacement Equipment but is unable to do so within the allotted time due to circumstances beyond its control, then Lessee shall not be required to make the payments specified in paragraph (ii) below so long as it (A) provides Lessor written notice within forty-five (45) days of such notice of Event of Loss that Lessee will be unable to convey Replacement Equipment within sixty (60) days of such notice of Event of Loss, and (B) Lessee pays the Stipulated Loss Value of such Equipment having suffered the Event of Loss as a deposit to Lessor, which deposit shall be applied against the purchase of such Equipment, which amount shall be payable on the ninetieth (90th) day following the date of such notice if no Replacement Equipment has been delivered by such date; or

(ii) on the next succeeding date for the payment of rent that is at least sixty (60) days after the date of notice of such Event of Loss or deemed Event of Loss, Lessee shall pay or cause to be paid on such rent payment date to Lessor (A) an amount equal to the Stipulated Loss Value of each such item of Equipment, determined as of such rent payment date, (B) all rent payable on such date in respect of such item of

Equipment, and (C) all other sums then due and payable hereunder, it being understood that until such Stipulated Loss Value is paid, there shall be no abatement or reduction of rent.

(d) Upon the sale or replacement of any Equipment in compliance with this Section 11 or upon the payment of all sums required to be paid pursuant hereto in respect of any Equipment for which Lessee has elected to pay or is deemed to have elected to pay the amounts specified above, the term of this Lease with respect to such Equipment and the obligation to pay rent for such Equipment accruing subsequent to the date of payment of the Stipulated Loss Value pursuant to the terms hereof shall terminate; provided that Lessee shall be obligated to pay all rent in respect of such Equipment which has accrued up to and including the date of payment of the Stipulated Loss Value. Upon the payment of all sums required to be paid pursuant hereto in respect of any Equipment, Lessor will convey to Lessee or its designee all right, title and interest of Lessor in and to such Equipment, “AS IS”, “WHERE IS”, without recourse or warranty other than a warranty that whatever title to such Equipment was originally conveyed to Lessor has been conveyed to Lessee, free and clear of any Liens created by or through Lessor, and shall execute and deliver to Lessee or its designee such bill(s) of sale and other documents and instruments as Lessee or its designee reasonably may request to evidence such conveyance. As to each Equipment so disposed of, Lessee or its designee shall be entitled to any amounts arising from such disposition, plus any awards, insurance or other proceeds and damages (including any Uniform Intermodal Interchange Association settlement or settlement under any rail transportation service agreement paid upon an Event of Loss) received by Lessee or Lessor by reason of such Event of Loss after having paid the Stipulated Loss Value attributable thereto; provided, however, that, with respect to any Event of Loss referred to in clauses (v) and (vi) of sub-part (b) above, any excess of such condemnation awards over the amount of the Stipulated Loss Value of such Equipment shall be paid to Lessee so long as the result of such condemnation was not directly or proximately caused by Lessee’s neglect, in which such case, any excess of such condemnation awards over the amount of the Stipulated Loss Value of such Equipment shall be paid to Lessor. At the time of or prior to any replacement of any Equipment, Lessee, at its own cost and expense, will (A) furnish Lessor with a bill of sale and an assignment of warranties with respect to the Replacement Equipment, (B) execute and deliver to Lessor an amendment in form and substance acceptable to Lessor, subjecting such Replacement Equipment to this Lease, and duly executed by Lessee, to be delivered to Lessor for execution and, upon such execution and to the extent required by Lessor, to be filed for recordation in the same manner as provided for the original Lease, (C) furnish Lessor with copies of all filings made that are necessary or appropriate to perfect and protect Lessor’s interests in the Replacement Equipment, and (D) furnish Lessor with a certificate of a qualified engineer (who may be the system chief mechanical officer of Lessee) certifying that the Replacement Equipment has a fair market value, utility and remaining useful life at least equal to the Equipment so replaced (assuming such Equipment was in the condition required to be maintained by the terms of this Lease) and setting forth a reasonable basis for such conclusion in reasonable detail. For all purposes hereof, upon passage of title thereto to Lessor, the Replacement Equipment shall be deemed part of the property leased hereunder and the Replacement Equipment shall be deemed an item of the “Equipment” as defined. Upon such passage of title, Lessor will transfer to Lessee, without recourse or warranty other than a warranty that title to such Equipment has been conveyed to Lessee, free and clear of any Liens created by or through Lessor, all Lessor’s right, title and interest in and to the replaced Equipment.

(e) In the event that during the term of this Lease the use of any Equipment is requisitioned or taken by any governmental authority under the power of eminent domain or otherwise for a period which does not constitute an Event of Loss, Lessee’s obligation to pay all installments of rent shall continue for the duration of such requisitioning or taking. Lessee shall be entitled to receive and retain for its own account all sums payable for any such period by such governmental authority as compensation for requisition or taking of possession. Any amount referred to herein which is payable to Lessee shall not be paid to Lessee, or if it has previously been paid directly to Lessee, shall not be retained by Lessee, if at the time of such payment a Default shall have occurred and be continuing, but shall be paid to and held by Lessor as security for the obligations of Lessee under this Lease, and at such time as there shall not be continuing any such Default, such amount shall be paid to Lessee.

(f) As used in this Lease, “Stipulated Loss Value” shall mean as of any rent payment date the product of the Total Cost of each item of Equipment (as specified on the applicable Equipment Schedule) and the applicable percentage factor for such rent payment date set forth on the Equipment Schedule of Stipulated Loss Values attached to the Equipment Schedule. After payment of the final payment of rent due under the term of this Lease, Stipulated Loss Value shall be determined as of the date of termination of this Lease, after payment of any rent due on such date, and the applicable percentage factor shall be the last percentage factor set forth on the Equipment Schedule of Stipulated Loss Values.

12. INSURANCE. Lessee shall obtain and maintain during the Term all-risk insurance coverage with respect to the Equipment insuring against, among other things: casualty, including loss or damage due to fire and the risks normally included in extended coverage, malicious mischief and vandalism, for not less than the Stipulated Loss Value; and commercial liability, including both bodily injury and property damage with a combined single limit per occurrence of not less than the amount specified in the Equipment Schedule, having a deductible or self-assumption of risk hereunder reasonably satisfactory to Lessor. All said insurance shall be in form (including all endorsements required by Lessor) and amount and with companies reasonably satisfactory to Lessor. All insurance for loss or damage shall provide that losses, if any, shall be used to repair or replace the Equipment as required under Section 11 hereof and Lessee shall utilize its best efforts to have all checks relating to any such losses delivered promptly to Lessor. Lessor shall be named as an additional insured with respect to all such liability insurance. Lessee shall pay the premiums therefor and deliver to Lessor evidence satisfactory to Lessor of such insurance coverage. Lessee shall cause to be provided to Lessor, prior to the scheduled expiration or lapse of such insurance coverage, evidence satisfactory to Lessor of renewal or replacement coverage. Each insurer shall agree, by endorsement upon the policy or policies issued by it or by independent instrument furnished to Lessor, that (a) it will give Lessor thirty (30) days’ prior written notice of the effective date of any cancellation of such policy; and (b) with respect to property damage insurance as to the interest of any loss payee other than Lessee shall not be invalidated by any actions, inactions, breach of warranty or conditions or negligence of Lessee, Lessee’s agents or third party contractors of Lessee with respect to such policy or policies. The proceeds of such insurance payable as a result of loss of or damage to the Equipment shall be applied as required by the provisions of Section 11 hereof.

13. REDELIVERY. Lessee shall provide written notice to Lessor not less than one hundred eighty (180) days and not more than two hundred forty (240) days prior to the expiration of the term of any Equipment Schedule (or of any renewal thereof, if applicable) of Lessee’s intent to return the Equipment to Lessor upon the expiration of the term of such Equipment Schedule. Upon the expiration or earlier termination of the term of any Equipment Schedule (or of any renewal thereof, if applicable), Lessee shall redeliver the Equipment in accordance with Rider No. 2 attached hereto. Lessor may, in its sole discretion, cause the Equipment to be inspected by an inspector selected by Lessor at least sixty (60) days prior to the scheduled return or storage of the Equipment, and, if Lessor causes such inspection, Lessor promptly shall provide Lessee with such inspector’s written report identifying those repairs necessary to put the Equipment in the condition required by this Lease. Lessee may complete such repairs prior to the return or storage of the Equipment. If Lessee does not so repair, Lessee agrees to pay the cost of such repairs and further agrees to pay Lessor rent for the period of time reasonably necessary to accomplish such repairs based on a daily pro-rated amount of the previously prevailing rent. Lessor’s acceptance of such rent on account of such delay or repair does not constitute a renewal of the term of this Lease or a waiver of Lessor’s right to prompt return of such Equipment in proper condition.

14. INDEMNITY. (a) General. Lessee assumes and agrees to indemnify, defend and keep harmless Lessor, and any assignee of Lessor’s rights, obligations, title or interests under any Equipment Schedule, its Affiliates and their agents and employees (“Indemnitees”), from and against any and all Claims (other than such as may directly and proximately result from the gross negligence or willful misconduct of such Indemnitees), by paying (on an after-tax basis taking into account all relevant, current, and future costs and benefits) or otherwise discharging same, when and as such Claims shall become due. Lessor shall give Lessee prompt notice of any Claim hereby indemnified against, provided that Lessor’s failure to provide such notice shall not preclude Lessee’s obligation to indemnify for any Claim so long as such failure does not materially prejudice Lessee. Lessee shall be entitled to control the defense thereof, so long as no Default has occurred and is then continuing and so long as there is no conflict of interest between Lessor and Lessee which, in Lessor’s reasonable judgment, makes it inadvisable for Lessee to control the defense thereof. Lessor shall have the right to retain separate counsel to represent it in connection with any claim at its own expense, provided that if Lessor shall have retained such counsel as a result of a conflict of interest which would preclude Lessee and Lessor from being represented by the same counsel, the fees and expenses of such counsel shall be indemnified by Lessee hereunder. Lessor agrees that it will cooperate (at Lessee’s expense) with all reasonable requests of Lessee in the defense of any action to which Lessor is entitled to indemnification and defense hereunder. For the purposes of this Lease, the term “Claims” shall mean all claims, allegations, harms, judgments, good faith settlements entered into, suits, actions, debts, obligations, damages (whether incidental, consequential or direct), demands (for compensation, indemnification, reimbursement or otherwise), losses, penalties, fines, liabilities (including strict liability), charges that Lessor has incurred or for which it is responsible, in the nature of interest, Liens, and costs (including attorneys’ fees and disbursements and any other legal or non-legal expenses of investigation or defense of any Claim, whether or not such Claim is ultimately defeated or enforcing the rights, remedies or indemnities provided for hereunder, or otherwise available at law or equity to Lessor), of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, by or against any Person, arising on account of (a) any Lease Document, or (b) the Equipment, or any part thereof, including the ordering, acquisition, delivery, installation or rejection of the Equipment, the possession, maintenance, use, condition, ownership or operation of any Equipment, and by whomsoever owned, used or operated, during the term of any Equipment Schedule with respect to that Equipment, the existence of latent and other defects (whether or not discoverable by Lessor or Lessee), any claim in tort for negligence or strict liability, any claim for patent, trademark or copyright infringement, and any Environmental Claim or Environmental Loss (as such terms are hereinafter defined), or the loss, damage, destruction, removal, return, surrender, sale or other disposition of the Equipment, or any item thereof. Notwithstanding the foregoing, Lessee shall not have any obligation for any Claim to the extent that such Claim results from (i) the willful misconduct or gross negligence of the party or entity seeking indemnification, (ii) the incorrectness or inaccuracy of any representation made by the party or entity seeking indemnification hereunder, (iii) any taxes other than as provided in Section 14(b) (taxes being the subject of a separate indemnity in Section 14(b)), (iv) any Claims attributable to a Lien created by or through Lessor, (v) any Claims resulting from an assignment by Lessor pursuant to Section 18 (except an assignment in connection with the exercise by Lessor of its remedies in Section 16) following a Default or (vi) Claims arising in connection with any Equipment after such Equipment have been returned by Lessee to Lessor in the condition required by Section 13 following the expiration or early termination of the term for such Equipment; provided, however, nothing contained herein shall relieve Lessee of its obligation to indemnify the Indemnitees for Claims which relate to or arise out of facts or conditions giving rise to any Claim which occurred or were in existence prior to such return.

(b) Tax. (1) Lessee represents, warrants and covenants that: (A) Lessee (i) shall use the Equipment, or cause the Equipment to be used, either (x) within the United States or (y) “in the transportation of property to and from the United States” within the meaning of Section 168(g)(4)(E) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”), and (ii) shall maintain records to demonstrate that the Equipment is used in accordance with subclause (i) during each calendar year during the term of this Lease (which records shall be made available to Lessor as and when reasonably requested by Lessor); and (B) the Equipment is, and will be used by Lessee so as to remain, property eligible for the MACRS Deductions (as defined below).

(2) If(A) by reason of (i) any act or failure to act of Lessee (including a breach of any covenant of Lessee set forth herein), or (ii) the misrepresentation of or breach by Lessee of any of the warranties and representations set forth in subpart (b)(1) of this Section, Lessor in computing its taxable income or liability for tax, shall lose, or shall not have, or shall lose the right to claim or there shall be disallowed or recaptured for Federal and/or state income tax purposes, in whole or in part, the benefit of MACRS Deductions; or (B) Lessor shall become liable for additional tax as a result of Lessee having replaced any Equipment pursuant to the terms of this Lease, or having added an attachment or made an alteration to the Equipment, including (without limitation) any such attachment or alteration which would increase the productivity or capability of the Equipment so as to violate the provisions of Rev. Proc. 2001-28, 2001-19 I.R.B. 1156 (as it may hereafter be modified or superseded); or (C) Lessor shall be entitled to claim a lesser credit for foreign taxes against its Federal income tax liability for any taxable year than that to which Lessor would have been entitled if each item of income, gain, loss and deduction with respect to the Equipment had been treated as income from sources within the United States pursuant to Section 861 of the Code; hereinafter referred to as a “Loss”; then Lessee shall pay Lessor the Tax Indemnification Payment as additional rent and Lessor shall revise the Equipment Schedule(s) of Stipulated Loss Values to reflect the Loss. As used herein, “MACRS Deductions” shall mean the deductions under Section 167 of the Code, determined in accordance with the modified Accelerated Cost Recovery System with respect to the Total Cost of any item of the Equipment using the accelerated method set forth in Section 168(b)(1) or 168(b)(2) of the Code as in effect on the date of this Lease for property assigned to the 5-year class of property and taking into account the special depreciation allowance and basis adjustment under Section 168(k)(1) of the Code; “Lessor” shall be deemed to include the consolidated Federal taxpayer group of which Lessor or any Assignee (as applicable) is a member; and “Tax Indemnification Payment” shall mean such amount as, after consideration of (i) all taxes required to be paid by Lessor in respect of the receipt thereof under the laws of any governmental or taxing authority in the United States, and (ii) the amount of any interest or penalty which may be payable by Lessor in connection with the Loss, shall be required to cause Lessor’s after-tax net return, calculated using the same assumptions used by Lessor to calculate the rent specified for the affected Equipment on the date of the Equipment Schedule in which such Equipment are listed except to the extent that the Loss changes (or any prior Loss changed) any of those assumptions (the “Net Return”) to be equal to, but no greater than, the Net Return computed consistently with current tax laws (and with the assumption that Lessor is taxed at the highest marginal Federal and state tax rates) as of the date of this Lease that would have been available to Lessor had the Loss not occurred.

(3) Lessor shall be responsible for, and shall not be entitled to a Tax Indemnification Payment by Lessee on account of, any Loss to the extent arising as a result of the occurrence of any one or more of the following events: (a) the failure of Lessor to timely and properly claim MACRS Deductions in the tax return of Lessor unless in the reasonable opinion of Lessor’s tax counsel there is no reasonable basis for such claim (a copy of which written opinion shall have been received by Lessee at least thirty (30) days before the filing of the return on which Lessor failed to claim such MACRS Deductions); or (b) the failure of Lessor to have sufficient taxable income before application of the MACRS Deductions to offset the full amount of such MACRS Deductions; or (c) any event which by the terms of this Lease requires payment by Lessee of the Stipulated Loss Value if such payment is thereafter actually made to Lessor; or (d) a sale of any item of the Equipment or this Lease by Lessor unless in connection with an exercise of remedies after the occurrence of a Default.

(4) Lessor promptly shall notify Lessee in writing of such Loss (provided that Lessor’s failure to provide such notice shall not affect Lessee’s obligation to indemnify Lessor unless such failure precludes a contest of such Loss) and Lessee shall pay to Lessor the Tax Indemnification Payment within thirty (30) days after the latest of the following dates: (i) the date on which Lessor gives Lessee such notice of the occurrence of such Loss (which notice shall include a description in reasonable detail of such Loss and the calculation of the Tax Indemnification Payment requested by Lessor), (ii) the date on which Lessor files its federal income tax return, or makes a payment of estimated tax, in which such Loss is taken into account, and (iii) if Lessee has requested that such Loss be contested pursuant to Section 14(b)(5), the date of the final determination of such contest. For these purposes, a Loss shall occur upon the earliest of: (A) the happening of any event (such as disposition or change in use of any of the Equipment) which will cause such Loss, (B) the payment by Lessor to the Internal Revenue Service or state taxing authority of the tax increase (including an increase in estimated taxes) resulting from such Loss; (C) the date on which the Loss is realized by Lessor; or (D) the adjustment of the tax return of Lessor to reflect such Loss.

(5) If Lessor receives from the Internal Revenue Service a written notice of a proposed adjustment or notice of deficiency which, if accepted by Lessor, would result in a Loss (a “Tax Claim”), Lessor shall send a copy of such notice (or the portion thereof relating to such Loss) to Lessee within thirty (30) days after receiving such notice. Provided that no Default has occurred and is continuing, if Lessee so requests in writing within thirty (30) days after Lessee receives such written notice, accompanied by a written opinion of independent tax counsel selected by Lessee and reasonably acceptable to Lessor (“Tax Counsel”) to the effect that there is a reasonable basis (within the meaning of ABA Formal Opinion 85-352) for contesting such Tax Claim, and discussing the authority in support of such opinion, Lessor shall in good faith contest such Tax Claim in appropriate administrative and/or judicial proceedings so long as the amount of such Tax Claim, together with any similar Tax Claim that may be made with respect to the Equipment, is greater than One Hundred Thousand Dollars ($100,000) and Lessee acknowledges in writing its obligation to indemnify for such Loss unless the final determination of the contest demonstrates that Lessee is not required by this Section 14(b) to indemnify Lessor for such Loss (including all available appeals requested by Lessee in writing, and, in the case of an appeal of an adverse court decision, accompanied by a written opinion of Tax Counsel to the effect that there is a meritorious basis for appeal, but provided that Lessor shall not be required to seek Supreme Court review of an adverse decision). Lessor shall control all aspects of the contest, considering in good faith any suggestions made by Lessee. Lessee shall pay all reasonable professional fees and other reasonable out-of-pocket expenses incurred by Lessor to contest such Tax Claim. Lessor may refuse to conduct a contest otherwise required under this Section 14(b)(5), or may settle any Tax Claim that Lessee has requested Lessor to contest without the prior written consent of Lessee, provided that in such event Lessee shall be relieved of its obligation under this Section 14(b) to pay Lessor any Tax Indemnification Payment for any Loss that was the subject of such Tax Claim or for any related Loss in any other taxable year to the extent that such settlement materially adversely affects a contest of such related Loss.

(6) To the extent Lessor obtains a refund of any tax, penalty, addition to tax and/or interest for which Lessee has indemnified Lessor, Lessor shall pay to Lessee the amount of such refund plus the amount of any interest received by Lessor with respect to such refund, plus the amount of any Lessor tax saving resulting from such payment, provided that (i) the amount payable by Lessor under this Section 14(b)(6) (excluding the amount thereof, if any, representing interest received by Lessor with respect to such refund) shall not exceed the amount paid by Lessee with respect to such Loss, and (ii) Lessor shall not be required to pay such refund if a Default is continuing unless and until such Default ceases to exist.

(7) To the extent that the income tax liability of Lessor with respect to any taxable year is reduced as a result of a Loss for which Lessee paid a Tax Indemnification Payment to Lessor, Lessor shall pay to Lessee the amount of such tax saving plus the amount of any additional Lessor tax saving resulting from such payment, provided that (i) the amount payable by Lessor under this Section 14(b)(7) shall not exceed the amount paid by Lessee with respect to such Loss, and (ii) Lessor shall not be required to make any such payment if a Default has occurred and is continuing unless and until such Default ceases to exist. Lessee shall indemnify Lessor for any refund or tax saving paid by Lessor to Lessee which subsequently becomes disallowed or recaptured.

(8) Lessor shall cause each of its Affiliates to comply with the obligations of “Lessor” under this Section 14.

(9) At Lessee’s written request, Lessor’s calculation of a Tax Indemnification Payment which is at least Fifty Thousand Dollars ($50,000) shall be submitted to a nationally recognized public accounting firm selected by Lessor and reasonably acceptable to Lessee to verify the accuracy of Lessor’s calculations. If Lessee pays a Tax Indemnification Payment before completion of such review, appropriate adjustments will be made after completion of the review to take into account any redetermination of such Tax Indemnification Payment by the accounting firm. Lessee shall pay the fees and expenses charged by the accounting firm for such review unless such accounting firm concludes that the Tax Indemnification Payment calculated by the Lessor exceeds the Tax Indemnification Payment properly due by an amount exceeding ten (10) percent of the Tax Indemnification Payment calculated by Lessor.

(c) The obligations of Lessee and Lessor under this Section, which accrue during the term of this Lease, shall survive the expiration or termination of this Lease.

15. DEFAULT. (a) Lessee shall be deemed to be in default hereunder and under an Equipment Schedule upon the occurrence of any of the following (each, an “Event of Default”): (1) Lessee shall fail to make any payment of Rent hereunder or under an Equipment Schedule as and when due and such failure shall continue unremedied for a period of five (5) days after written notice thereof to Lessee by Lessor; or (2) Lessee shall fail to obtain and maintain the insurance required herein; or (3) Lessee shall fail to perform or observe any other covenant, condition or agreement to be performed or observed by it under any Lease Document (other than any covenant or agreement in Section 14(b)(i) of this Lease, it being agreed that the Tax Indemnification Payment shall be Lessor’s sole remedy for any failure to perform or observe any such covenant or agreement of this Lease) and such failure shall continue unremedied for a period of thirty (30) days after written notice thereof to Lessee by Lessor (unless such failure is not curable within such thirty (30) days, and Lessee is diligently pursuing a cure, in which case Lessee shall have ninety (90) days to effect such cure); or (4) Lessee shall (i) not pay its debts generally as they become due; or (ii) take action for the purpose of invoking the protection of any bankruptcy or insolvency law, or any such law is invoked against or with respect to Lessee or its property, and any such petition filed against Lessee is not dismissed within ninety (90) days; or (5) Lessee shall make or permit any unauthorized Lien (other than a Permitted Lien) against, or assignment or transfer of, this Lease, an Equipment Schedule, the Equipment, or any interest therein; or (6) any certificate, statement, representation, warranty or audit contained herein (except in respect of Section 14(b)(i) of this Lease, it being agreed that the Tax Indemnification Payment shall be Lessor’s sole remedy in connection with any such certificate, statement, representation, warranty or audit) or heretofore or hereafter furnished with respect hereto by or on behalf of Lessee proving to have been false in any material respect at the time as of which the facts therein set forth were stated or certified, or having omitted any material contingent or unliquidated liability or claim against Lessee; or (7) Lessee shall be in default under any (i) loan, lease, guaranty, installment sale or other financing agreement or financing contract, of which Lessor, or any of its Affiliates, is a party or beneficiary, involving amounts owed in the aggregate in excess of Ten Million Dollars ($10,000,000), or (ii) material obligation for the payment of borrowed money, for the deferred purchase price of property or any payment under any lease agreement, involving amounts owed in the aggregate in excess of Ten Million Dollars ($10,000,000), and such default shall have been declared and not yet cured; or (8) Lessee shall have terminated its corporate existence, consolidated with, merged into, or conveyed or leased substantially all of its assets as an entirety to any Person (such actions under this Section 15(a)(8) being referred to as an “Event”), unless immediately prior to such Event: (A) such Person executes and delivers to Lessor an agreement satisfactory in form and substance to Lessor, in its reasonable discretion, containing such Person’s effective assumption, and its agreement to pay, perform, comply with and otherwise be liable for, in due and punctual manner, all of Lessee’s obligations having previously arisen, or thereafter arising, under any Lease Document; and (B)(1) such Person or the new entity has a Net Worth equal to or greater than Lessee’s Net Worth as of December 31, 2002, as published in Lessee’s 10-K as filed with the Securities and Exchange Commission and has a credit rating from Standard & Poor’s Ratings Group, a Division of McGraw-Hill, Inc. (“Standard & Poor’s”) equal to or better than BB-; or (2) such Person or the new entity has a Net Worth of at least Twenty-five Million Dollars ($25,000,000) greater than Lessee’s Net Worth as of December 31, 2002, as published in Lessee’s 10-K as filed with the Securities and Exchange Commission; or (9) Lessee is no longer subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or no longer registered under Section 12 of the Securities Act of 1933, as amended, unless immediately thereafter Lessee has a Net Worth equal to or greater than Lessee’s Net Worth as of December 31, 2002, as published in Lessee’s 10-K as filed with the Securities and Exchange Commission and has a credit rating from Standard & Poor’s equal to or better than BB-, or a Net Worth of at least Twenty-five Million Dollars ($25,000,000.00) greater than Lessee’s Net Worth as of December 31, 2002, as published in Lessee’s 10-K as filed with the Securities and Exchange Commission; or (10) the occurrence of a default or an anticipatory repudiation under any guaranty executed in connection herewith. Accounting terms used herein (including the term “Net Worth”) shall be as defined, and all calculations shall be made, in accordance with GAAP.

(b) The occurrence of an Event of Default with respect to any Equipment Schedule shall, at the sole discretion of Lessor, constitute an Event of Default with respect to any or all Equipment Schedules to which it is then a party. Notwithstanding anything to the contrary set forth herein, Lessor may exercise all rights and remedies hereunder independently with respect to each Equipment Schedule.

16. REMEDIES. Upon the occurrence of any Event of Default, Lessor may, at its option, without election of remedies, declare this Lease and any Equipment Schedule to be in default. At any time after cancellation of an Equipment Schedule or after declaration by Lessor that such Equipment Schedule is in default, Lessor may, in addition to any other remedies provided herein or by applicable law, exercise one or more of the following remedies as Lessor in its sole discretion shall elect:

(a) Require Lessee to assemble any or all of the Equipment at a location in accordance with Rider 2; and/or to return promptly, at Lessee’s expense, any or all of the Equipment to Lessor at the location, in the condition and otherwise in accordance with all of the terms of Section 13 hereof; and/or take possession of and render unusable by Lessee any or all of the Equipment, wherever it may be located, without any court order or other process of law and without liability for any damages occasioned by such taking of possession (other than to premises) not attributable to the gross negligence or willful misconduct of Lessor or its agents (any such taking of possession shall constitute an automatic cancellation of the Equipment Schedule pertaining thereto, as it applies to those items taken without further notice, and such taking of possession shall not prohibit Lessor from exercising its other remedies hereunder).

(b) Sell, re-lease or otherwise dispose of any or all of the Equipment, whether or not in Lessor’s possession, in a commercially reasonable manner at public or private sale with notice to Lessee (the parties agreeing that ten (10) days’ prior written notice shall constitute adequate notice of such sale), with the right of Lessor to purchase and apply the net proceeds of such disposition, after deducting all costs incurred by Lessor in connection with such Event of Default and all costs of such sale, re-lease or other disposition (including but not limited to costs of transportation, possession, storage, refurbishing, advertising and brokers’ fees), to the obligations of Lessee pursuant to this sub-part (b), with Lessee remaining liable for any deficiency and with any excess being retained by Lessor; or retain any or all of the Equipment in full or partial satisfaction, as the case may be, with Lessee remaining liable for any deficiency; and recover from Lessee damages, not as a penalty, but herein liquidated for all purposes as follows:

(1) if Lessor elects to dispose of the Equipment under an Equipment Schedule pursuant to a lease which is substantially similar to this Lease and such Equipment Schedule: an amount equal to the sum of (A) any accrued and unpaid Rent and other sums then due under this Lease and such Equipment Schedule as of the date of commencement (the “Commencement Date”) of the term of the new lease, and (B) (i) the present value as of the Commencement Date of the total Rent for the then remaining term of such Equipment Schedule, minus (ii) the present value as of the Commencement Date of the Rent under the new lease applicable to that period of the new lease term which is comparable to the then remaining term of such Equipment Schedule, and (C) any incidental damages allowed under Article 2A, less expenses saved by Lessor in consequence of the Event of Default (“Incidental Damages”); or

(2) if Lessor elects to retain the Equipment or to dispose of the Equipment under an Equipment Schedule by sale, by re-lease (pursuant to a lease which is not substantially similar to this Lease and such Equipment Schedule), or otherwise: an amount equal to the sum of (A) any accrued and unpaid Rent and other sums then due as of the date Lessor repossesses the Equipment or such earlier date as Lessee tenders possession of the Equipment to Lessor, (B) (i) the present value as of the date determined under clause (A) of the total Rent for the then remaining term of such Equipment Schedule, minus (ii) the present value, as of that certain date which may be determined by taking a reasonable opportunity to repossess and remarket the Equipment, of the “market rent” (as computed pursuant to Article 2A) at the place where the Equipment was located on that date, computed for the same lease term, and (C) any Incidental Damages (provided, however, that if the measure of damages provided is inadequate to put Lessor in as good a position as performance would have, the damages shall be the present value of the profit, including reasonable overhead, Lessor would have made from full performance by Lessee, together with any Incidental Damages allowed under Article 2A, due allowance for costs reasonably incurred and due credit for payments or proceeds of disposition);

(c) In lieu of the damages specified in sub-part (b), with respect to each applicable Equipment Schedule, Lessor may recover from Lessee, as liquidated damages for loss of a bargain and not as a penalty, an amount calculated as the sum of (1) the Stipulated Loss Value of the Equipment (as determined as of the next date on which a payment is or would have been due after the declaration of an Event of Default), together with all other sums due hereunder through the date of such payment with respect to such Equipment; plus (2) the amount of all commercially reasonable cost and expenses incurred by Lessor in connection with repossession, recovery, storage, repair, sale, release or other disposition of the Equipment, including reasonable attorneys’ fees and costs incurred in connection therewith or otherwise resulting from Lessee’s Default; provided, however, if Lessor has repossessed and disposed of the Equipment, Lessor shall apply the Net Proceeds of such disposition to reimburse Lessee for an amount up to, but in no event exceeding, that portion of the Stipulated Loss Value that Lessee has paid to Lessor pursuant to this subpart (iii); as used herein, “Net Proceeds” shall mean (a), in the case of a disposition by sale, the gross selling price actually received, or (b), in the case of a disposition by lease, the present value of the rent actually due during that period of the new lease term which is comparable to the then remaining term of this Lease in respect of the applicable Equipment Schedule, or, if shorter, the new lease term plus the present value of Lessor’s estimated residual interest in the Equipment at the end of the applicable Lease term of such Equipment Schedule, in each case less (A) amounts which (if not paid) would constitute a lien on the Equipment for which Lessee is responsible for under this Lease, and (B) applicable sales, transfer, use or comparable taxes paid by Lessor. For purposes of the definition of Net Proceeds, the new lease payments shall be discounted at a rate equal to the rate implicit in the rent due during the term of this Lease in which the Event of Default occurs.

If Lessor exercises its remedy pursuant to sub-part (c), upon payment in full by Lessee of the amounts required to be paid by Lessee pursuant to such sub-part (c) and the amounts for which Lessee is liable pursuant to the last paragraph of this Section, Lessor shall deliver to Lessee a bill of sale transferring and assigning to Lessee without recourse or warranty, except that Lessor shall warrant that it is conveying such title to the Equipment as was received by it, free and clear of all liens arising from any acts of Lessor, all of Lessor’s right, title and interest in and to the Equipment. Lessor shall not be required to make and may specifically disclaim any representation or warranty as to the condition of the Equipment or any other matters.

(d) Cancel such Equipment Schedule as to any or all of the Equipment.

(e) Proceed by appropriate court action, either at law or in equity (including an action for specific performance), to enforce performance by Lessee or to recover damages associated with such Event of Default; or exercise any other right or remedy available to Lessor at law or in equity.

With respect to any exercise by Lessor of its right to recover and/or dispose of any Equipment or other collateral securing Lessee’s obligations under any Equipment Schedule (if applicable), Lessee acknowledges and agrees as follows: (i) Lessor shall have no obligation, subject to the requirements of commercial reasonableness, to clean up or otherwise prepare the Equipment or any other collateral for disposition, and (ii) Lessor may comply with the requirements of any applicable law in connection with any disposition of the Equipment or other collateral, and any actions taken in connection therewith shall not be deemed to have adversely affected the commercial reasonableness of any disposition of such Equipment and/or other collateral. Lessee acknowledges that if Lessor purchases any of the Equipment or other collateral upon sale pursuant to the exercise of its remedies hereunder, Lessor may pay for the same by crediting some or all of Lessee’s obligations hereunder or under any Equipment Schedule.

All amounts to be present valued shall be discounted at a rate equal to the discount rate of the Federal Reserve Bank of Richmond in effect on the applicable date. Unless otherwise provided above, a cancellation of any Equipment Schedule shall occur only upon written notice by Lessor to Lessee and only with respect to such items of the Equipment as Lessor specifically elects to cancel in such notice. Except as to such items of the Equipment with respect to which there is a cancellation, this Lease and the Equipment Schedules not so cancelled shall remain in full force and effect and Lessee shall be and remain liable for the full performance of all its obligations hereunder and thereunder. Lessee shall be liable for all reasonable legal fees and other expenses incurred by reason of any Default or Event of Default or the exercise of Lessor’s rights or remedies, including all expenses incurred in connection with the return of any Equipment in accordance with the terms of Section 13 hereof and this Section or in placing such Equipment in the condition required by said Sections, and all other pre-judgment and post-judgment enforcement related actions taken by Lessor, and/or any actions taken by Lessor in any bankruptcy case involving Lessee, the Equipment or any other collateral. Lessee shall also be liable for Late Charges which shall accrue and be payable with respect to all amounts becoming due pursuant to this Section from and after the due date therefor until payment of the full amount thereof is made. No right or remedy referred to in this Section is intended to be exclusive, but each shall be cumulative and shall be in addition to any other remedy referred to above or otherwise available at law or in equity, and may be exercised concurrently or separately from time to time. The failure of Lessor to exercise the rights granted hereunder upon any Event of Default by Lessee shall not constitute a waiver of any such right upon the continuation or reoccurrence of any such Event of Default. In no event shall the execution of an Equipment Schedule constitute a waiver by Lessor of any pre-existing Event of Default in the performance of the terms and conditions hereof.

17. LESSOR’S RIGHT TO PERFORM. If Lessee fails to make any payment required to be made by it hereunder or fails to perform or comply with any of its other agreements contained herein and such failure can be cured with the payment of money, Lessor may itself make such payment or perform or comply with such agreement, but shall not be obligated hereunder to do so, and the amount of such payment and of the reasonable expenses of Lessor incurred in connection with such payment or the performance of or compliance with such agreement, as the case may be, together with interest thereon at the Late Charge Rate, to the extent permitted by applicable law, shall be payable by Lessee to Lessor on demand.

18. ASSIGNMENT.

(a) WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR (WHICH SHALL NOT UNREASONABLY BE WITHHELD), LESSEE WILL NOT ASSIGN, TRANSFER OR ENCUMBER ANY OF ITS RIGHTS OR OBLIGATIONS HEREUNDER OR ITS LEASEHOLD INTEREST, SUBLET THE EQUIPMENT OR OTHERWISE PERMIT THE EQUIPMENT TO BE OPERATED OR USED BY, OR TO COME INTO OR REMAIN IN THE POSSESSION OF, ANYONE BUT LESSEE, ITS EMPLOYEES AND AGENTS, OTHER THAN IN THE NORMAL COURSE OF LESSEE’S BUSINESS AND OPERATIONS; PROVIDED, HOWEVER, THAT SO LONG AS NO EVENT OF DEFAULT SHALL HAVE OCCURRED AND BE CONTINUING: (1) LESSEE MAY ASSIGN OR TRANSFER ALL OF ITS RIGHTS OR OBLIGATIONS HEREUNDER OR ITS LEASEHOLD INTEREST IN CONNECTION WITH A MERGER OR CONSOLIDATION OF LESSEE WITH, OR ANY TRANSFER OF SUBSTANTIALLY ALL OF THE ASSETS OF THE STACKTRAIN DIVISION OF LESSEE TO, AN ENTITY IN ACCORDANCE WITH THE PROVISIONS OF SECTION 15(a)(8)(A) and (B) HEREOF; AND (2) LESSEE SHALL HAVE THE RIGHT TO PUT THE EQUIPMENT IN THE POSSESSION OF ANY REPUTABLE REPAIR FACILITY FOR THE PURPOSE OF ANY REPAIRS, MODIFICATIONS, CHANGES OR ALTERATIONS PERMITTED UNDER THIS LEASE, SUCH WORK TO BE PERFORMED ON THE TERMS CONFERRING NO MORE THAN A CONTRACTUAL RIGHT AGAINST LESSEE AND NO RIGHT AGAINST THE EQUIPMENT. No assignment or sublease, whether authorized in this Section or in violation of the terms hereof, shall relieve Lessee of its obligations hereunder and Lessee shall remain primarily liable hereunder. Lessee will not, without the prior written consent of Lessor, sublease or otherwise in any manner deliver, transfer or relinquish possession of any Equipment.

(b) Lessor may assign any or all of its rights, obligations, title and interest hereunder, or the right to enter into any Equipment Schedule or may resell (through syndication, assignment, participation or placements) an interest in any or all of the Equipment, this Lease or any Equipment Schedule; provided, however, that no such assignment or resale by Lessor may materially increase the burdens or risks placed on Lessee under the Lease. Notwithstanding any assignment by Lessor, Lessee shall be entitled to continue to make payments to LaSalle National Leasing Corporation (“LaSalle”), as agent for any and all assignees of LaSalle, and Lessee shall not be required to provide notices to any parties other than to LaSalle, as agent for any and all assignees. Each Equipment Schedule, incorporating by reference the terms and conditions of this Lease, constitutes a separate instrument of lease, and the “Lessor” named therein or its assignee shall have all rights as “Lessor” thereunder separately exercisable by such named Lessor or assignee as the case may be, exclusively and independently of Lessor or any assignee with respect to other Equipment Schedules executed pursuant hereto. Lessee agrees to confirm in writing receipt of any notice of assignment, syndication, participation or placement, as reasonably may be requested by Lessor or any such assignee or participant (collectively, the “Assignee”). Without waiving any rights Lessee may have against Lessor, Lessee hereby waives and agrees not to assert against any such Assignee any defense, setoff, recoupment, claim or counterclaim which Lessee has or may at any time hereafter have against Lessor or any Person other than such Assignee, for any reason whatsoever. Lessee will provide reasonable assistance to Lessor in whatever manner necessary but at Lessor’s expense in order to permit Lessor to complete any resale, syndication, assignment, participation or placement of the transaction contemplated by this Lease. Lessee agrees that any such assignment shall not materially change Lessee’s duties or obligations under this Lease or any Equipment Schedule, or materially increase Lessee’s risks or burdens. Upon such assignment and except as may otherwise by provided herein, all references in this Lease to Lessor shall include such Assignee.

(c) Subject always to the foregoing, this Lease inures to the benefit of, and is binding upon, the successors and assigns of the parties hereto.

19. MISCELLANEOUS. (a) This Lease, the Riders attached hereto, each Equipment Schedule, any commitment letter between Lessor and Lessee in connection with the transactions contemplated by this Lease, and the Equipment Purchase Order Assignment and Novation dated as of the date hereof between Lessor and Lessee, constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and shall not be rescinded, amended or modified in any manner except by a document in writing executed by both parties. (b) Any provision of this Lease which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. (c) The representations, warranties and covenants of Lessee herein shall be deemed to be continuing and to survive the execution and delivery of this Lease, each Equipment Schedule and any other Lease Documents. Each execution by Lessee of an Equipment Schedule shall be deemed a reaffirmation and warranty that there shall have been no material adverse change in the business or financial condition of Lessee from the date of execution hereof. With respect to each Equipment Schedule, the obligations of Lessee under Sections 9, 13 and 14 hereof, together with any of Lessee’s obligations under the other provisions of this Lease (as incorporated therein) which have accrued but not been fully satisfied, performed or complied with prior to the cancellation or expiration of such Equipment Schedule, shall survive the cancellation or expiration thereof to the extent necessary for the full and complete performance of such obligations. The obligations of Lessor under Sections 9 and 14 hereof, which have accrued but not been fully satisfied, performed or complied with prior to the cancellation or expiration of such Equipment Schedule, shall survive the cancellation or expiration thereof to the extent necessary for the full and complete performance of such obligations. (d) Lessor represents and covenants to Lessee that Lessor has full authority to enter into this Lease and any other Lease Documents to which it may become a party, and so long as no Default or Event of Default occurs with respect to an Equipment Schedule, neither Lessor nor any Person claiming by or through Lessor shall interfere with Lessee’s right to peaceably and quietly possess and use the Equipment during the term thereof, subject to the terms and provisions hereof. Lessor further agrees to enforce Lessee’s or any permitted sublessee’s right of quiet enjoyment as provided for herein against Liens (as defined in Section 10(c) hereof) of third parties created by or through Lessor. (e) Expenses incurred by Lessor in connection with (1) the initial filing or recording of real property waivers (if applicable) and UCC statements, and (2) lien search reports and copies of filings on or about the date of the Equipment Schedule with respect to Lessee and/or the Equipment, shall be for the account of Lessee and shall be payable by Lessee upon demand. (f) If Lessor is required by the terms hereof to pay to or for the benefit of Lessee any amount received as a refund of an Imposition or as insurance proceeds, and a Default or Event of Default has then occurred and is continuing, Lessor shall not be required to pay such amount unless and until any such Default or Event of Default shall have been waived by Lessor. In addition, if Lessor is required by the terms hereof to cooperate with Lessee in connection with certain matters, such cooperation shall not be required if an Event of Default has then occurred and is continuing. (g) Lessee irrevocably authorizes Lessor to file any UCC statements, and Lessee irrevocably appoints Lessor as Lessee’s attorney-in-fact (which power shall be deemed coupled with an interest) to execute, endorse and deliver any UCC statements and any documents and checks or drafts relating to or received in payment for any loss or damage under the policies of insurance required by the provisions of Section 11 hereof, but only to the extent that the same relates to the Equipment. (h) LESSEE AND LESSOR HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH LESSEE AND/OR LESSOR MAY BE PARTIES ARISING OUT OF OR IN ANY WAY PERTAINING TO THIS LEASE. LESSEE AUTHORIZES LESSOR TO FILE THIS PROVISION WITH THE CLERK OR JUDGE OF ANY COURT HEARING ANY SUCH CLAIM. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY LESSEE AND LESSEE HEREBY ACKNOWLEDGES THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. LESSEE AND LESSOR FURTHER ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED IN THE SIGNING OF THIS LEASE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF THEIR OWN FREE WILL, AND THAT THEY HAVE HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL. (i) All notices (excluding billings and communications in the ordinary course of business) hereunder shall be in writing, personally delivered, delivered by overnight courier service, sent by facsimile transmission (with confirmation of receipt), or sent by certified mail, return receipt requested, addressed to the other party at its respective address stated below the signature of such party or at such other address as such party shall from time to time designate in writing to the other party; and shall be effective upon receipt. (j) This Lease and all of the other Lease Documents shall not be effective unless and until accepted by execution by an officer of Lessor. (k) All warranties, representations, indemnities and covenants made by any party hereto, herein or in any certificate or other instrument delivered by any such party or on the behalf of any such party under this Lease shall be considered to have been relied upon by each other party hereto and shall survive the consummation of the transactions contemplated regardless of any investigation made by any such party or on behalf of any such party. (l) If any payment is to be made hereunder or any action is to be taken hereunder on any date that is not a Business Day, such payment or action otherwise required to be made or taken on such date shall be made or taken on the next succeeding Business Day. (m) THIS LEASE AND ALL OF THE OTHER LEASE DOCUMENTS, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER, SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, REGARDLESS OF THE LOCATION OF THE EQUIPMENT. The parties agree that any action or proceeding arising out of or relating to this Lease may be commenced in any state or Federal court in the State of New York, and agree that a summons and complaint commencing an action or proceeding in any such court shall be properly served and shall confer personal jurisdiction if served personally or by certified mail to it at its address hereinbelow set forth, or as it may provide in writing from time to time, or as otherwise provided under the laws of the State of New York. (n) This Lease and all of the other Lease Documents may be executed in any number of counterparts and by different parties hereto or thereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together consist of but one and the same instrument; provided, however, that to the extent that this Lease and/or the Equipment Schedule would constitute chattel paper, as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction, no security interest herein or therein may be created through the transfer or possession of this Lease in and of itself without the transfer or possession of the original of such Equipment Schedule and incorporating this Lease by reference; and no security interest in this Lease and an Equipment Schedule may be created by the transfer or possession of any counterpart of such Equipment Schedule other than the original thereof, which shall be identified as the document marked “Original” and all other counterparts shall be marked “Duplicate”.

20. DEFINITIONS AND RULES OF CONSTRUCTION. (a) The following terms when used in this Lease or in any of the Equipment Schedules have the following meanings: (1) “applicable law” or “law”: any law, rule, regulation, ordinance, order, code, common law, interpretation, judgment, directive, decree, treaty, injunction, writ, determination, award, permit or similar norm or decision of any governmental authority; (2) “Business Day”: any day, other than a Saturday, Sunday, or legal holiday for commercial banks under the laws of the State of New York; (3) “UCC”: the Uniform Commercial Code as in effect in the State of New York or in any other applicable jurisdiction; and any reference to an article or section thereof shall mean the corresponding article or section (however termed) of any such other applicable version of the Uniform Commercial Code; (4) “governmental authority”: any Federal, state, county, municipal, regional or other governmental authority, agency, board, body, instrumentality or court, in each case, whether domestic or foreign where the Equipment is operated; and (5) “Person”: any individual, corporation, partnership, joint venture, or other legal entity or a governmental authority, whether employed, hired, affiliated, owned, contracted with, or otherwise related or unrelated to Lessee or Lessor. (b) The following terms when used herein or in any of the Equipment Schedules shall be construed as follows: “herein,” “hereof,” “hereunder,” etc.: in, of, under, etc. this Lease or such other Lease Document in which such term appears (and not merely in, of, under, etc. the section or provision where the reference occurs); “including”: containing, embracing or involving all of the enumerated items, but not limited to such items unless such term is followed by the words “and limited to,” or similar words; and “or”: at least one, but not necessarily only one, of the alternatives enumerated. Any defined term used in the singular preceded by “any” indicates any number of the members of the relevant class. Any Lease Document or other agreement or instrument referred to herein means such agreement or instrument as supplemented and amended from time to time. Any reference to Lessor or Lessee shall include their permitted successors and assigns. Any reference to a law shall also mean such law as amended, superseded or replaced from time to time. Unless otherwise expressly provided herein to the contrary, all actions that Lessee takes or is required to take under any Lease Document shall be taken at Lessee’s sole cost and expense, and all such costs and expenses shall constitute Claims and be covered by Section 14 hereof. To the extent Lessor is required to give its consent or approval with respect to any matter, the reasonableness of Lessor’s withholding of such consent shall be determined based on the then existing circumstances; provided, that Lessor’s withholding of its consent shall be deemed reasonable for all purposes if (i) the taking of the action that is the subject of such request, might result (in Lessor’s discretion), in (A) an impairment of Lessor’s rights, title or interests hereunder or under any Equipment Schedule or other Lease Document, or to the Equipment, or (B) expose Lessor to any Claims, or (ii) to the extent Lessee fails to provide promptly to Lessor any filings, certificates, opinions or indemnities specified by Lessor to Lessee in writing.

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IN WITNESS WHEREOF, the parties hereto have caused this Master Lease Agreement to be duly executed, under seal, as of the day and year first above set forth.

LASALLE NATIONAL LEASING CORPORATION Lessor	PACER INTERNATIONAL, INC. Lessee

By: [SEAL]	By: [SEAL]
Name:	Name:
Title:	Title:

One West Pennsylvania Avenue	1340 Treat Boulevard
Suite 1000	Suite 200
Towson, Maryland 21204	Walnut Creek, California 94596
Facsimile: (410) 769-9313	Facsimile: 925-979-4215
Federal Employer Identification No.:
Jurisdiction of Organization: Tennessee
Organizational No.: 0022491